UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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Chicago Mercantile Exchange Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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The following communication was sent to Class B-1 shareholders on or after March 18, 2005.

Fellow B-1 CME Shareholders,

My name is Don H. Nadick, and I am honored to have been nominated as a candidate for the Board of Directors of Chicago Mercantile Exchange Holdings Inc. For thirty-four years CME has been my home. I started in 1971 as a runner and became a member in 1978. During that time, I have served in numerous positions, which provided me with a wealth of experience and insight into CME and the futures industry.

I have served or co-chaired over 45 CME committees, such as Floors Practices, Business Conduct, Floor Traders and AMICUS. I have helped to raise over $500,000 through the generosity of our membership to benefit the Make-A-Wish Foundation and the fight against cystic fibrosis.

As Managing Director of Kessler Asher’s local division, and later as a Vice President of Dorman Trading Company, I have learned every facet of the floor and back office operations. Currently, I am the President of eBes, LLC.

If elected to the CME Board of Directors, my foremost responsibility will be the creation of value for CME and its shareholders. That being the case, I feel strongly about the following issues:

1.	I would support CME’s trade execution alternatives, providing our customers and members with the option to execute their trades via the trading floor or through the CME® Globex® platform.

2.	I would evaluate and support strategic partnerships that would enhance shareholder value.

3.	I would continue to promote the improvement of technology to streamline the process for CME customers and FCMs.

4.	I would promote cross-clearing opportunities when they are strategically important to us.

5.	I would support our educational budget on our existing products and future products, with emphasis on spreads, bundles, straddles and options on futures.

6.	I would support improvement on the resolution of errors.

If elected to the Board of Directors, I would never want to rest on past laurels. Instead, we must maintain our focus, stay disciplined, and set new goals in our pursuit to always be the premier exchange in the world.

Respectfully,

/s/ Don H. Nadick
Don H. Nadick

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-1 shareholders on or after March 18, 2005.

MICHAEL DOWD

30 S. Wacker Drive #1112

Chicago, IL 60606

(312) 638-5189

March 14, 2005

Dear Fellow Class B-1 Shareholders:

I have known and have had a business relationship with Don Nadick for over ten years. Don is a multiple equity owner and has been a member of the Chicago Mercantile Exchange for over twenty-five years. He has a wealth of experience and knowledge that will help create value for all shareholders.

I know Don will commit 100% of his energy and resources to find new and exciting opportunities for the exchange and its investors. Don has actively been working to reach out to all shareholders with his initiatives and vision that will create tremendous shareholder value.

I would encourage all Class B-1 shareholders to support Don in the upcoming election. If you have any questions or need additional information, please let me know.

Sincerely,

/s/ Michael Dowd
Michael Dowd

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Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-1 shareholders on or after March 18, 2005.

WILLIAM G. SALATICH, JR.

20 South Wacker Drive, 7 North

Chicago, Illinois 60606

E-mail: sal@cme.com Floor Pager: 312-635-4925

March 1, 2005

Dear Fellow Class B-1 Shareholder:

The transformation of CME to a publicly traded company, unlocking unprecedented value for our shareholders and customers, has been nothing short of remarkable. It is of great credit to our forward thinking equity owners that the decision was made in 2000 to demutualize. I have had the privilege to have served on our board since 1997 and I am once again asking for your support in this year’s election. I was a strong proponent of CME on the NYSE, knowing it would simply make us a better company... and it has.

In a very short time we have achieved great successes. One significant success has been the integration of open outcry with our electronic infrastructure. This has lead to a swift migration of liquidity to our Globex trading platform, however, not without sacrifice. Educating our floor members to use new electronic systems is very important. Our Globex Learning Center offers members the opportunity to transition. However, our trading floors continue to offer opportunity. For thirty years I have been on the floor. I fully understand and appreciate the needs and concerns of our floor population. The vote to demutualize created a charter with certain core rights. I am committed to represent floor interests, making sure those measures promised us are followed.

I offer an independent voice, common sense, integrity and dedication to the tasks at hand. The goal is to make CME the leader in global financial marketplaces. Our talented management team combined with the knowledge and diversity of our board makes CME well positioned to achieve this goal. Our operating and financial performance is sound. Our vision is clear. We are committed to embrace every challenge with focus and resolve. The decisions made today will increase shareholder value over the long term. Strategic planning remains paramount.

As Chairman of our Marketing and Public Relations Advisory Committee, I, as well as the members of my committee, have contributed to this strategic effort. The CME ad campaign as well as other marketing and public relations initiatives tells the world who we are. As awareness of CME increases our global presence grows. I wish to remain part of this effort.

I have enjoyed the challenge of the job and have worked well with fellow board members and our management team. I am experienced and enthusiastic to serve. I wish to continue to represent your interests. I ask you for the opportunity to continue to be your voice. Please cast your vote for Salatich (SAL) in this year’s election.

Sincerely,

/s/ William G. Salatich, Jr.

(Please see reverse side for CME Holdings Inc. disclaimer.)

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Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-1 shareholders on or after March 18, 2005.

March 10, 2005

Dear FCM Spokesperson:

Enclosed is my general letter to the B-1 Shareholders. This letter is for you.

In a very short time the substantial progress made in the areas of technology, customer service, alternative trading systems, governance and successful new products has elevated CME to become the emerging leader of global marketplaces. Having transitioned to a for profit shareholder organization, intense focus has become concentrated on the customer to drive volume and increase liquidity for the benefit of our shareholders. I have worked diligently with fellow board members and management to make CME your marketplace.

Everything from transaction fees to performance bond requirements is constantly being reviewed. Communication and dialogue between CME and our FCM community is of paramount importance. The successes of our company are shared by shareholders and customers alike. The future is both challenging and promising for us all.

I am seeking my fifth term as a director. I bring an independent voice, common sense, integrity and dedication to the table. I am enthusiastic and a hard worker. I respectfully ask you vote for Salatich (Sal) in this year’s election.

Sincerely,

/s/ William G. Salatich, Jr.

(Please see reverse side for CME Holdings Inc. disclaimer.)

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-2 shareholders on or after March 18, 2005.

THE WESCOTT GROUP

30 S. Wacker Drive, Suite 1108	Telephone: (312) 638-6501
Chicago, IL 60606	Fax: (312) 638-6566

March 10, 2005

Dear Fellow Class B-2 Shareholder:

Once again, I seek your support for the election to the Board of Directors of Chicago Mercantile Exchange Holdings Inc.

Having the opportunity to serve you for these past two years, gives me a great sense of pride. The record performance we had in 2004 is evidence of the dedication and commitment of the Board of Directors. The time has come for us to capitalize on our past accomplishments and focus on the future profitability of the exchange and creating value for its shareholders (Both A & B).

During the last two years I have served on the Board of Directors, many initiatives have been put in place to create a “Global Demand” for CME products and the increased benefits that come from exchange membership (see attached). The fruits of these efforts will be realized in the coming years.

During my service on the Board, I always attempted to be open-minded, logical, rational, and above all, fair. My previous terms on the Board and many various committees, has given me the experience and leadership qualities required for the position (see attached resume). I pledge to you my time, dedication, and commitment to serving this exchange. I will continue to live in the city during the week for the term of the directorship. This will make me accessible to you, the shareholder, at any time of the day or night. I will also be on both floors every day, and can be reached by phone at 312-638-6501 or by pager at 888-582-3142 at all times.

The future profitability of CME can only be limited by our own imaginations. I am committed to help discover and develop unique and challenging business opportunities that will benefit all shareholders. I encourage you to seek me out, just as I will be contacting you prior to the election, to hear your ideas, concerns, and finally; asking for your support.

Sincerely,

/s/ David J. Wescott
David J. Wescott (COT)

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Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

(CREATION OF GLOBAL DEMAND FOR CME

PRODUCTS AND MEMBERSHIP INTERESTS)

1.	First Quarter of 2003 – CME listed on the website information regarding the benefits of owning membership interests in CME. The essence of one page in particular can be realized by the following example. Example – Anyone trading 250 RT in CME Eurodollars a day on the CME® Globex ® electronic trading platform could save approximately $120,000 per year in reduced clearing fees. Under such circumstances, purchasing an IMM membership could pay for itself within three years. Leasing an IMM membership with the same volume could result in a yearly savings of approximately $48,000.

2.	In June 2003, CME adopted a rule requiring new clearing firms to purchase all seven memberships (2#CME – 2#IMM – 2#IOM – 1#GEM), unlike the previous requirement which allowed clearing firms to acquire half of the required memberships through assignment.

3.	European Incentive Program – This initiative attracted new customers to CME’s products and markets allowing us to effectively compete with electronic European futures exchanges.

4.	Asian Incentive Program – Similar to the European Incentive Program, this initiative’s aim is to attract new participants to the benefits of futures trading and to the CME products.

5.	Electronic Corporate Membership (106R) – I believe the ECM Program will help attract the next generation of equity members at CME.

Numbers 3, 4, and 5 each require the participant to purchase one membership or lease two by October 2005. As of February 1, 2005, there are 100+ arcades or prop shops in our overseas programs, and 300+ in the Electronic Corporate Program.

6.	In order to attract more participants to its markets, the Board approved a rule change for clearing firms reducing the number of A shares required from 72,000 to 30,000. Beginning in October 2004, firms could reduce their excess shares on a pro rata basis over a period of twelve months. The requirement relating to ownership of membership interests remained the same – requiring all seven memberships. This, like the other initiatives, will over time, create more global demand for CME products and membership interests by making access more affordable to potential clearing members at CME.

7.	In May 2004, CME announced its FX partnership with Reuters to offer CME eFX markets to Reuters’ global customer base. It is my belief that many of the 3,500 institutions currently using Reuters Dealing 3000 Desktop will use CME FX products, and may seek the increased benefits of membership at CME. It is important to note that Reuters serves 427,000 financial professionals worldwide.

8.	To attract new customers to our markets, in October 2004 the Board approved a tiered pricing structure in connection with our incentive programs, namely giving volume discounts to participants in initiatives 3, 4, and 5, as well as 106H corporate membership firms. All participants are required to buy or lease memberships by October 2005. The Board also voted to reduce CME Globex fees for volume users who lease memberships from 39 cents to 36 cents.

9.	December 2004 – Board approves Family of Funds Membership Class for Hedge Funds. Again, Family of Funds create a market for CME memberships. This program requires that they have one additional membership for every five funds within their group. There are currently more the 8,000 Hedge Funds with $1 trillion in assets under management.

The initiatives listed here provide a member of CME the opportunity to take advantage of decreased transaction fees, thus resulting in an increase of trading volume and shareholder value.

David J. Wescott (COT)

RESUME

Currently serving on the Board of Directors for a fifth two year term ending April of 2005. President – The Wescott Group (a sub-clearing firm of First Futures). Formerly Assistant Vice-President, CME Floor Manager for Dean Witter Reynolds (1982-1984) and Assistant Vice-President, IMM Floor Manager for Merrill Lynch Futures (1979-1982). Member of the IMM since 1981 and elected to the IMM Nominating Committee in 1987. Past Chairman, Co-Chair or Vice-Chairman of Business Conduct Committee (Financial Division). Floor Practice (Financial Division), Trade Procedures Committee, Trade Procedures Order Liability, Leasing Committee, CFPF Nominating Committee, Floor Practices (Agricultural Division), Regulatory Oversight, Floor GLOBEX Issues Committee, Review Claims against Stotler & Co., Eurodollar Pit Committee, Broker Association, Floor Broker Qualification, Floor Orientation, Member Services, Interest Rate futures, Restaurant and Club, Trading/Dual Trading, Past member of the Executive Committee, Director of CFPF, Trade Procedures Committee, Committee on Governance, Strategic Planning, Leasing Committee, Independent Traders Committee, Membership and Education Oversight Committee, Physical Facilities Oversight Committee, Political Action Committee, Compensation and Benefits Committee, Committee to review Agricultural Markets, Emerging Markets Committee, and Eurodollar Futures Back Month Design Sub-Committee.

Also, past member of the Trading Procedures Brokerage Billing System, Physical Facilities, Upper Trading Floor Design Review (Interest Rate Quadrant), Upper Trading Floor Committee, Review Committee Structure, Common Goals (Physical Sub-committee), Physical Facilities Oversight Sub-committee, Interest Rate Focus Group, Euro Strip and Options Sub-committee, Political Action Committee, Committee to review Currency Hours, Harmonize Dual Trading/Top Step Rule, Trade Order Processing, Agricultural Steering (Sub), Member Coordination, Membership Committee (Division B & C), Review Eurodollar Order Entry Procedures, CME Universal Broker Station, Facility Coordination, Leasing, Out-trade Policy, Floor Practices (Financial Division), Floor Practices (Agricultural Division), T-Bill Pit, Multi-Pit, Special Pit Committees, Eurodollar Strip Trading Sub-committee, Ad Hoc Pit Design, Space Allocation (Financial Division), Review Committee Structure and Member of CFTC Regulatory Coordination Advisory Committee. Currently chairing or serving the following committees; Business Conduct, Membership, Electronic Transition, FCM, Pit Space Allocation, and Regulatory Advisory Committee. Attended Maywood Community College and Harper Community College majoring in Business Administration. Age 47, married for 26 years with one son, residing in Crystal Lake and Chicago, Illinois.

The following communication was sent to Class B-2 shareholders on or after March 18, 2005.

Michael P. Savoca

Member, Chicago Mercantile Exchange

30 S. Wacker Drive, Suite 1108

Chicago, IL 60606

March 10, 2005

Dear B-2 Shareholder/Lessor,

I’ve been a close friend and business associate of Dave Wescott for over twenty-five years. During that time period, I’ve never seen him shrug off responsibility or not accept a challenge. Quite the contrary, Dave takes on the impossible task and addresses every issue that is directed his way. Every day I see members seeking out Dave for advice and guidance on our ever changing business.

Dave has worked in nearly every capacity of the futures industry. His first two positions were with Merrill Lynch and Dean Witter. He previously operated a successful floor brokerage operation and now manages his local clearing business, The Wescott Group, for nearly fifteen years. His work ethic, drive and morals are second to none in this industry. He has the ability to solve problems and see things, as they should be, when issues arise.

I served with Dave Wescott on the Chicago Mercantile Exchange Board of Directors and know how effective he can be at the Board level. I know Dave very well and know that he is totally committed to the continued growth of CME for the benefit of all its shareholders.

I have been a lessor for the past five years. I know personally that Dave Wescott is concerned about the value of your B-Shares. Dave is committed to helping develop new and unique trading opportunities so that traders and firms will need and want to lease or purchase our memberships in the future. It is my belief that the many initiatives created by the current CME Board of Directors will extend outside of our trading floors to create a world wide demand. As an owner and lessor, I look forward to the new demand created for our B-shares. Our choice for a B-Share Director at CME is crucial to our ultimate survival and success. I know Dave Wescott is looking out for you.

Please join me in supporting David Wescott in his bid to continue to represent your interest on Chicago Mercantile Exchange Board of Directors.

Sincerely,

/s/ Michael P. Savoca
Michael P. Savoca, OCA

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-2 shareholders on or after March 18, 2005.

Refco, LLC

First Futures Division

30 S. Wacker Drive

Suite 1112

Chicago, IL 60606

ph 312 638 6500

www.refco.com

March 9, 2005

Dear IMM Member/B-2 Shareholder,

I have had the privilege of being a business partner with Dave Wescott for over fifteen years. I can personally testify that his moral and business ethics are above reproach. He has tremendous experience at the board level and has tirelessly chaired and served on many of our most influential committees.

I along with you have witnessed the dedication and commitment that Dave has to the Chicago Mercantile Exchange, Dave makes himself available every morning on the trading floors and has been willing to reach out to all members to discuss any and all topics no matter how divisive.

Dave is a director who speaks with a strong clear voice; he has made a positive contribution at the board level and can always be counted on to put the Exchange members and shareholders first.

I hope you agree with me that we could not find a better representative for our interest. Please join me in supporting Dave in the upcoming election. If you have any questions or need additional information, please contact me. If you would like to meet with Dave, feel free to approach him on the trading floors, or I would be happy to arrange a meeting at your convenience.

Thank you for your support in this matter.

Sincerely,

Michael Dowd
Executive Vice President
First Futures Division of Refco, LLC.

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-2 shareholders on or after March 18, 2005.

Dear B-2 Shareholder/FCM:

We the undersigned have known and/or served on the Board of Directors of Chicago Mercantile Exchange Inc. with David Wescott and can attest that his dedication and drive are second to none. His willingness to take on every responsibility big or small is the catalyst behind our supporting him in his candidacy for the Board of Directors of Chicago Mercantile Exchange Holdings Inc. Please join us in his quest to once again be a part of the leadership of this exchange.

JOHN GELDERMAN
Chairman of the Board 1974,75,89,90
1st Vice Chairman 1972-73
Board of Director 1968-95

LARRY ROSENBERG
Chairman of the Board 1977-79
1st Vice Chairman 1976,83-88
2nd Vice Chairman 1974-75
Board of Director 1970-93
Legislative Liaison 1989-90
Senior Policy Advisor 1991

PATRICK MULCHRONE
Board of Director 1991-96, 1998-2001
2nd Vice Chairman 1993-96

LOU SCHWARTZ
Board of Director 1981-90
2nd Vice Chairman 1983-85

MIKE DOWD
Board of Director 1995-98

JIM DUBOIS
Board of Director 1992-93

DENIS DUFFEY
Board of Director 1985-96

DOUG GERARD
Board of Director 1993-94

DON HUZINGA
Board of Director 1993-94

D. ROBERT JORDAN
Board of Director 1988-1995

TONY McCORMICK
Board of Director 1995-97

MIKE MOSS
Board of Director 1991-92

NORMA NEWBERGER
Board of Director 1988-94

CRAIG NORRIS
Board of Director 1997

BOB PROSI
Board of Director 1988-2001

IRWIN ROSEN
Board of Director 1997-2001
1991-92

MIKE SAVOCA
Board of Director 1984-89

ANDY SCHREIBER
Board of Director 1985-86

DAVID SILVERMAN
Board of Director 1990-91
1995-2001

SCOTT SLUTSKY
Board of Director 1989-90

TOM STEWART
Board of Director 1990-93

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-3 shareholders on or after March 18, 2005.

GARY M. KATLER

March 4, 2005

Dear Fellow Class B-3 Shareholders:

I am writing to ask for your vote in the upcoming Board of Directors elections. I am a candidate for re-election as the representative for Class B-3 shareholders.

I have served B-3 shareholders (and previously IOM members) on the CME board for the last 12 consecutive years. My primary contribution as a director has been and will continue to be to bring a common sense approach to CME matters, and to B-3 shareholders’ issues in particular. I have always been accessible and I have addressed each shareholder’s concerns and questions to the best of my abilities. Throughout my board service I have acted with total commitment and integrity.

The past two years on the board have been a tireless team effort and I am honored to serve with these ladies and gentlemen. We have made many difficult decisions with the clear purpose to add shareholder value and improve our prominence in a highly competitive industry. And we know we can never rest on our accomplishments.

I share the belief that the substantial growth in our industry will accelerate. The leading factor in this accelerated growth will be continuing strides in technology. In this dynamic environment CME has carefully expanded its cutting edge technology. At the same time, we have created transformational educational facilities (CME Learning Center) to help members adapt to new technologies. Together these initiatives will significantly enhance our position as a global market center. It has always been my view that opportunity equals value.

During the past term we have established market access programs to enhance share values and promote product liquidity. These programs include the European Incentive Plan, Electronic Corporate Membership and the Asian Incentive Plan. We have strengthened our clearing platform - requiring new Clearing Firms to acquire trading memberships, including the corresponding B shares and reducing the amount of A share holdings necessary for all Clearing Firms. Again, opportunity equals value.

I am a Vice President of O’Connor & Company L.L.C. O’Connor is a CME Clearing Firm which supplies execution and clearing services to liquidity providers and institutional market users in futures, options and equities.

I ask for your vote and support. I am proud of my record as a Director of CME Inc. and CME Holdings and I will represent your interests as diligently in the future as I have over the past 12 years. In previous campaigns I have concluded my letter with personal handwritten notes. SEC regulations now make this most impractical. Nevertheless, allow me to extend my best wishes to each of you, and to your families.

Warmest regards,

/s/ Gary M. Katler
GARY M. KATLER

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Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-3 shareholders on or after March 18, 2005.

ROBERT J. PROSI

IOWA GRAIN CO.

141 W. JACKSON

SUITE1520-A

CHICAGO, IL. 60604

When I started my career at the Chicago Mercantile Exchange 35 years ago, the exchange’s main products were Pork Bellies, Eggs and Potatoes. With innovative ideas, hard work and great leadership the CME has led the futures industry to the premier status it holds today by giving us product lines that span the economic spectrum. I am committed to continue and contribute to that great tradition and if elected as your 10M Director, my immediate goals would be the following.

One: I want to hear from floor traders, on-line traders and the end users of our contracts in every quadrant. I want to know their concerns, new ideas and possible changes to be made that will enhance our current contracts and keep them relevant. My promise to you is to hold informal meetings on a regular basis and to insure your voices are heard by other leaders of our exchange.

Two: I plan to take an active role in the creation of new contracts. This is one of the more obvious ways increase volume and liquidity for the benefit of all our shareholders. I have had success in this arena by leading the effort that created the exchange’s Milk contracts but I think there are many more opportunities that need to be uncovered. Personally, I think the exchange should be considering futures in the reinsurance market, real estate (both farmland and commercial), steel, rubber and animal by-products. Additionally, I have heard from several shareholders with some very creative ideas for new contracts in the equity quadrant.

I have fourteen years experience serving on the CME Board from 1988 until 2002. During that time I made decisions that helped to raise our institution to where it is today. I believe I have created opportunity and value for all its shareholders and I am asking you to give me the opportunity to serve once again.

Please review my enclosed resume.

Sincerely,

Robert J. Prosi

•    •    •

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

ROBERT J. PROSI

Robert J. Prosi started his career at the Chicago Mercantile Exchange in 1969. He first became a member of the CME in 1976 and he currently owns an Index and Option Market (10M) B-share which was purchased in 1995. Mr. Prosi served as a Director of the CME Board for fourteen (14) consecutive years from 1988 until 2002 and of the CME Holdings board since its formation on August 2, 2001 until 2002. He currently sits on the following Boards of Directors; the CME Political Action Committee (PAC) and, Emerald Strategies LLC., an alternative investment firm. Mr. Prosi has also served as a Director on the Board of By-Products. Com (2000-2002). He is past Chairman of the Board of Amicus, a CME sponsored community volunteer group of nearly 500 members and their families (1995-1999). This group won former President George Bush’s Points-of-Light award in 1996. Mr. Prosi is the former President of Futures- I-Net and Futures Forum (2000-2002). He is a former Vice-President of Salomon Smith Barney (1985-2000) and a former vice-President of Packers Trading Co. (1976-1981). Some of Mr. Prosi’s committee Chairman appointments when he served as an exchange Director include Arbitration, Floor Practices, Agricultural Long Term Planning, Pit Supervision, Broker Association, Managed Funds-Institutional Marketing, Agricultural Oversight, Regulatory Oversight and Physical Facilities Oversight. He is on the CME trading floor daily and he clears his customer and personal trades through Iowa Grain Co. Mr. Prosi received a B.A. degree from Northeastern Illinois University in 1970. He is 57 years old, married for 32 years with three children.

The following communication was sent to Class B-3 shareholders on or after March 18, 2005.

C & B TRADING LLC

A Division of Rosenthal Collins Group LLC

It’s time for a change! Now more then ever, “B” shares need to be represented on the CME Board by a director who knows how to bring value to our group. Whether you are a floor trader, a screen trader or both, we need a representative who knows how to carry our best interests to that higher level. Bob Prosi has a long history of accomplishments at our exchange. Most recently, he led the group that brought the Dairy futures to the CME. He has fourteen years of CME Board experience, a stellar reputation for honesty and integrity, and a willingness to work hard and listen to all ideas that will enhance the value of our Exchange.

I strongly urge you to cast your IOM “B” vote for Robert J. Prosi.

Respectfully,

John “Jack” Callahan

30 SOUTH WACKER DRIVE . SUITE 1213

CHICAGO, ILLINOIS 60606

PHONE 312-715-6070 . FAX 312-466-4417

•    •    •

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-3 shareholders on or after March 18, 2005.

Suite 1310	Suite 200L
30 S. Wacker Drive	5110 N. 44th Street
Chicago, II 60606	Phoenix, AZ 85018
312-454-3286	602-343-2955

I heartily recommend that you elect Bob Prosi to represent you as an IOM Director. I have served with Bob on a number of committees, most notably those involved with the dairy complex. The success of the dairy contracts is due, in great part, to Bob’s efforts and abilities to meld the needs of the dairy industry with the products offered by the exchange. He was able to bring together both the dairy industry and the futures markets to assure the availability of risk management tools to an industry that has been static since the Great Depression. The exchange and members owe a debt of gratitude for all his efforts and time spent on our behalf.

His years serving on industry committees have given him the knowledge of procedure and the confidence to oversee those meetings which will ultimately determine not only the exchange’s future, but yours, as well. His past performance has proven that he is both innovative and open minded. . . two qualities our Directors must possess if our exchange is to grow and prosper.

I support Bob’s efforts to be your IOM Director and I hope you will, too.

Joe Gressel
GPC

•    •    •

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following was distributed to Class B-3 shareholders on or after March 18, 2005.

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following communication was sent to Class B-3 shareholders on or after March 18, 2005.

Howard J. Reinglass	1044 Elm Ridge Dr. Glencoe, Ill. 60022

847-951-1077 hr841@comcast.net

To Fellow Class B-3 Shareholders:

It is an extraordinary time to be a member of the Chicago Mercantile Exchange. For those of us who have seen and experienced the changes demutualization has brought, we remember how things used to be, marvel at how far the exchange has come, and take pride in having voted to unleash the potential of CME. As shareholders, we have been rewarded for the wisdom of our historic vote. But as members we wonder what’s next.

One of the mentors in my career once posed the following to me “the markets will be here for the next 20 days, the next 20 weeks, the next 20 months and the next 20 years. Will you be?” His question was really sage advice to a young impressionable trader not knowing what the answer might be. Twenty-four years later, I can answer him by saying I’ve made it this far. The question that I am asking and that many of you are asking is, “Will CME members be here for the next 20 years?”

In my 28-year career working at CME, I witnessed the history of the markets unfolding on the floor of the exchange. Whether I was in management at an FCM, a principal in an independent order filling group or a trader in the pits or on the CME Globex electronic trading platform, I survived. In almost 20 years as a member of the IOM, I earned my way, worked hard, hired dozens of people for my own business, and adapted to changing markets and times. From July of 1983, I stood in the middle of a storm that was the S&P’s. During my years in and around the S&P’s, I learned more than a few things about markets, fairness, and life, and that survival meant making sure I remained around.

The challenges of being a trader require that we adapt. As traders we know that each day requires a new idea for trading profits. What worked yesterday may not work today. In September of 1997, when the exchange created the electronic CME E-mini contract I claimed a CME Globex terminal and from the first day, traded E-minis. Gradually, I gave away my broker business and have been trading electronically ever since. I have experienced trading on the CME Globex platform up close and personal as an electronic local/customer. I have seen its evolution and have a good feel for where electronic trading is heading. I believe there is a niche for CME members trading on Globex, a niche in the electronic ecosystem where members can supply liquidity and be rewarded for their efforts. But we must be willing to create it.

Change and the willingness to embrace change has been a driver of success at CME. Our membership showed its wisdom to embrace change by an overwhelming approval for demutualization, which empowered our Board of Directors. For our wisdom we have been rewarded with enormous shareholder value. The common stock price could not have soared without the vision and successful business model of our Board of Directors and the historic vote by our membership. I see the Board and the membership as a successful partnership which must find ways to create increased interest in the benefits of owning a CME membership.

With the increase in electronic trading, however, CME members have been faced with a new challenge that requires them to adapt to the changing marketplace. I believe that as a member of the CME Board, I can provide ideas about new opportunities for our members to trade electronically and to create an increased interest in the benefits of owning a CME membership. I believe that much of the success of CME has been because CME members have played and will continue to play a vital role in the exchange’s continuing transformation into a public company. The best motivation for creating value for all of our shareholders (A & B) comes from having member directors with a substantial financial stake in the institution. I am concerned that members will own less of the Company over time and thereby will have less of an influence over the operation of the exchange. Nevertheless, we will continue to have the ability to elect six members of the Board of Directors from our member constituency—a decision that we should not take lightly.

You have been told in these letters for years that each CME election is important. Many feel that this year’s election is no different. Upon becoming a for profit company CME’s focus is on creating value for shareholders but wisely provided members the ability to elect representatives to the Board. Amazingly, the IOM has a slate which offers each B-3 shareholder a choice of three very different individuals. A vote for me is a vote for someone who has a meaningful ownership stake in the exchange and someone who has strong bonds to open outcry. A vote for me is a vote for someone who has been trading in the digital world with first hand knowledge of CME Globex who understands the needs of electronic and open outcry traders. A vote for me is a vote for someone who believes that options on futures will lead to an increased demand for IOM memberships, and a driver of growth for CME over the next 20 years. A vote for me is a vote for someone who is well versed in the equities and financials and someone who came up through the FCM ranks and is sympathetic to the needs of our large order flow suppliers. As a member of our Board of Directors, I pledge to work tirelessly to promote the interests of A & B-shareholders, FCM’s, open outcry and electronic traders to enhance our liquidity and create value for all of our shareholders. A vote for me is a vote for change and as the past 28 years have taught me, change and our ability to embrace change is what has made CME a success. I humbly ask for your vote for IOM director.

Please feel free to email me at hr841@comcast.net if you have any questions or comments. If you would like to talk to me please leave your phone number in your email and I will gladly call you back to speak at length about my ideas for our great institution. However, per SEC regulations, I will not be able to respond by email.

Sincerely,

Howard Reinglass

*     *     *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 27, 2005. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.